FIRST AMENDMENT TO LOCK UP AGREEMENT




     THIS FIRST AMENDMENT TO LOCK UP AGREEMENT is made and entered into this 19th day of June, 2001 by and between Vital Living, Inc., a Nevada corporation (the Company) and the stockholders of the Company who have executed this First Amendment To Lock Up Agreement (hereinafter collectively called the "Stockholders").

     WHEREAS, the Company and Stockholders entered into a Lock Up Agreement dated May 21, 2001, and

     WHEREAS, in connection with the Nevada Registration pursuant to NRS 90.490, the parties desire to amend the Lock Up Agreement as follows:

  1. Paragraph 2 shall be deleted in its entirety and the following inserted in lieu thereof:

     This Agreement shall become effective upon the date first above written and shall continue in effect until the earlier of (i) a period of three years from the date of this Offering; (ii) when the Company's stock is traded on the NASD "Over-the-Counter Bulletin Board" at an average share price of greater than the price in this prospectus for a minimum of three months; (iii) the Shares are listed on the NASDQ "Small Cap" or higher market; (iv) the Company has paid the initial purchase price back to the purchasing shareholders in the form of Company dividends; or (v) in accordance with the terms hereof (the "Termination Date"). The period of time from the Effective date until the Termination Date is referred to herein as the "Lock Up Period."

  2.   Paragraph 4 shall be deleted in its entirety.

  3. Paragraph 5 shall be deleted in its entirety and the following inserted in lieu thereof:

     Upon the occurrence or satisfaction of the condition specified in Paragraph 2 hereof, the Company shall promptly give appropriate notice to the Company's transfer agent and present such documentation as is reasonably required to evidence the satisfaction of such conditions.

             The remainder of the Lock Up Agreement shall remain in full force and effect as written.

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       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to
  Lock Up Agreement is entered into the day and year first above written.

       That this agreement may be signed and executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

  Vital Living, Inc.


  By/s/ Bradley Edson
     Bradley D. Edson

      STOCKHOLDERS:


      /s/ Bradley Edson
       Bradley D. Edson (2,738,050 shares locked up)


      /s/ Martin Gerst
       Martin J. Gerst (2,738,050 shares locked up)


      /s/ Kenneth Lind
        Kenneth F. Lind (750,000 shared locked up)


      /s/ Donald Hannah
         Donald C. Hannah (500,000 shares locked up)